ARTICLE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      TOTAL RETURN U.S. TREASURY FUND, INC.

     Total  Return U.S.  Treasury  Fund,  Inc.,  a Maryland  company  having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SECOND: The Corporation is authorized to issue 115,000,000 shares of Common Stock, par value $0.001 per share, with an aggregate par value of $115,000. This Article of Amendment does not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

     THIRD: Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted resolutions to change the names of various classes of the Corporation.

     FOURTH: The Articles of Incorporation are amended by redesignating all the issued and unissued shares of the Corporation's Flag Investors Total Return U.S. Treasury Fund Class A Shares as Deutsche Asset Management Total Return U.S. Treasury Fund - Class A Shares, all the issued and unissued shares of the Corporation's Flag Investors Total Return U.S. Treasury Fund Class B Shares as Deutsche Asset Management Total Return U.S. Treasury Fund - Class B Shares, all the issued and unissued shares of the Company's Flag Investors Total Return U.S. Treasury Fund Class C Shares as

Deutsche Asset Management Total Return U.S. Treasury Fund - Class C Shares, and all the issued and unissued shares of the Corporation's Flag Investors Total Return U.S. Treasury Fund Class D Shares as Deutsche Asset Management Total Return U.S. Treasury Fund - Class D Shares. Subsequent to such redesignation, the authorized shares of the Corporation are designated and classified as follows:

DESIGNATION                                                                     NUMBER OF SHARES
-----------                                                                     ----------------

Total Return U.S. Treasury Fund, Inc.                                                115,000,000
     Deutsche Asset Management Total Return U.S. Treasury Fund - Class A Shares       44,000,000
     Deutsche Asset Management Total Return U.S. Treasury Fund - Class B Shares        5,000,000
     Deutsche Asset Management Total Return U.S. Treasury Fund - Class C Shares       15,000,000
     Deutsche Asset Management Total Return U.S. Treasury Fund - Class D Shares          500,000
     ISI Total Return U.S. Treasury Fund Shares                                       44,000,000
     Undesignated                                                                      6,500,000

     FIFTH: The shares of Common Stock of the Corporation redesignated and reclassified here shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the Corporation's Charter.

     The undersigned President acknowledges that this Article of Amendment is the act of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in this article with respect to authorization and approval is true in all material respects and that this statement is made under the penalties of perjury.

     SIXTH: The foregoing amendments to the Articles of Incorporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

     SEVENTH: This Article of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts this Article of Amendment of record or April 9, 2001.

     IN WITNESS WHEREOF, Total Return U.S. Treasury Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that this Article of Amendment is the act of the Company and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of this Article is true in all material respects and that this statement is made under the penalties of perjury.

                                        Total Return U.S. Treasury Fund, Inc.

                                        By: /s/ R. ALAN MEDAUGH
                                           --------------------
                                        R. Alan Medaugh
                                        President
                                        Date: April 5, 2001

[SEAL]


Attest:

/s/ BRUCE A. ROSENBLUM
----------------------
Bruce A. Rosenblum
Assistant Secretary
Date: April 5, 2001